Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Fourth Quarter and Fiscal 2024 Results;
Provides Fiscal 2025 Guidance

Boston, MA, May 9, 2024 - Haemonetics Corporation (NYSE: HAE) reported financial results for its fourth quarter and fiscal 2024, which ended March 30, 2024:

	4th Quarter 2024	Fiscal 2024
■Revenue, increase	$343 million, 13%	$1.309 billion, 12%
■Organic[1] revenue increase	10%	12%
■Earnings per diluted share	$0.40	$2.29
■Adjusted earnings per diluted share	$0.90	$3.96
■Cash flow from operating activities	$64 million	$182 million
■Free cash flow before restructuring and restructuring related costs	$59 million	$127 million
[1] Excludes the impact of currency fluctuation and the acquisition of the Sensor Guided Technologies product line in December 2023.

Chris Simon, Haemonetics’ CEO, stated: "Fourth quarter and fiscal 2024 performance was strong. We advanced our market leadership and portfolio evolution by investing selectively, acquiring attractive new products and rationalizing non-strategic assets to accelerate revenue growth and margin expansion. Midway through our long-range plan we are on track to deliver increased value to our customers and our shareholders."

GAAP RESULTS

Fourth quarter fiscal 2024 revenue was $343.3 million, up 12.8% compared with the fourth quarter of fiscal 2023. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	4th Quarter 2024 Reported
Plasma	$138.6	5.7%
Blood Center	$70.2	4.5%
Hospital	$129.2	28.1%
Net business unit revenue	$338.0	13.0%
Service	$5.3	1.2%
Total net revenue	$343.3	12.8%

Gross margin was 51.2% in the fourth quarter of fiscal 2024, compared with 51.3% in the fourth quarter of fiscal 2023.

The primary drivers of the decrease in the gross margin percentage were the impact of foreign exchange, portfolio rationalization initiatives and amortization of inventory fair value step-up related to the OpSens Inc. acquisition, partially offset by volume and mix. Operating expenses as a percentage of revenue were 42.5% in the fourth quarter of fiscal 2024, compared with 39.7% in the fourth quarter of fiscal 2023. The increase in operating expenses as a percentage of revenue was primarily driven by continuous growth investments, digital transformation costs, write downs of certain in-process intangible assets, the recent acquisition of OpSens Inc. and freight, partially offset by operating leverage. The Company had operating income of $29.9 million and a 8.7% operating margin in the fourth quarter of fiscal 2024, compared with operating income of $35.3 million and an operating margin of 11.6% in the fourth quarter of fiscal 2023. The income tax rates were 13% and 10% in the fourth quarters of fiscal 2024 and fiscal 2023, respectively. Fourth quarter fiscal 2024 net income and earnings per diluted share were $20.4 million and $0.40, respectively, compared with net income and earnings per diluted share of $29.4 million and $0.57, respectively, in the fourth quarter of fiscal 2023.

ADJUSTED RESULTS

Organic revenue for the fourth quarter of fiscal 2024 was up 10.2% compared with the same period of fiscal 2023. Business unit organic revenue growth rates compared with the prior year period were as follows:

4th Quarter 2024 Organic
Plasma	5.6%
Blood Center	7.1%
Hospital	18.7%
Net business unit revenue	10.4%
Service	1.0%
Total net revenue	10.2%

Fourth quarter fiscal 2024 adjusted gross margin was 54.0%, up 220 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage were volume and mix, partially offset by the impact of foreign exchange.
Adjusted operating expenses as a percentage of revenue were 35.2% in the fourth quarter of fiscal 2024, compared with 34.0% in the prior year period. The increase in adjusted operating expenses as a percentage of revenue was primarily driven by continuous growth investments, the recent acquisition of OpSens Inc. and freight, partially offset by operating leverage. Adjusted operating income for the fourth quarter of fiscal 2024 was $64.6 million, up $10.7 million or 19.8%, and adjusted operating margin was 18.8%, up 110 basis points when compared with the same period of fiscal 2023. The adjusted income tax rates were 21% and 23% in the fourth quarter of fiscal 2024 and fiscal 2023, respectively.

Fourth quarter fiscal 2024 adjusted net income was $46.0 million, up $6.8 million or 17.3%, and adjusted earnings per diluted share was $0.90, up 16.9%, each when compared with the same period of fiscal 2023.

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS, RESTRUCTURING AND DIGITAL TRANSFORMATION COSTS.

The Company recorded amortization of acquired intangible assets of $10.4 million in the fourth quarter of fiscal 2024 compared with $8.0 million in the fourth quarter of fiscal 2023 and incurred restructuring costs of $6.0 million in the fourth quarter of fiscal 2024 compared with $0.5 million in the fourth quarter of fiscal 2023. The Company also incurred $5.0 million of digital transformation costs related to the upgrade of our enterprise resource planning system compared with $2.1 million in the fourth quarter of fiscal 2023.

BALANCE SHEET AND CASH FLOW

Cash on hand at March 30, 2024 was $178.8 million, a decrease of $105.7 million since April 1, 2023, primarily driven by the OpSens Inc. acquisition.

Cash flow from operating activities was $181.8 million and free cash flow before restructuring and restructuring related costs was $127.2 million during fiscal 2024, compared with $273.1 million and $190.4 million in fiscal 2023, respectively. The driver of the decrease in both operating cash flow and free cash flow before restructuring and restructuring related costs was increased inventory balances.

FISCAL 2025 GUIDANCE

The Company issued its fiscal 2025 GAAP total revenue and organic revenue growth guidance in its updated revenue reporting format1 as follows:

	Plasma	Blood Center	Hospital[2]	Total Company
Reported	(3 - 6)%	(5 - 8)%	27% - 32%	5 - 8%
Currency impact	0%	(0 - 1)%	0%	(0 - 1)%
Acquisitions[2]	0%	0%	14- 16%	5 - 6%
Organic	(3 - 6)%	(5 - 7)%	13 - 16%	0 - 3%
[1] Beginning in fiscal 2025, the Company will integrate service revenue within its three business units. For more information, see the supplemental tables referenced below and available on our investor relations website.

[2] Reflects adjustment to exclude fiscal 2025 revenue related to the acquisition of Advanced Cooling Therapy, Inc. (d/b/a Attune Medical) on
April 1, 2024 and 37 weeks of OpSens Inc. revenue (i.e., through the first anniversary of its acquisition).

Additionally, the Company issued its adjusted operating margin, adjusted earnings per diluted share and free cash flow guidance as follows:

Adjusted operating margin	23% - 24%
Adjusted earnings per diluted share	$4.45 - $4.75
Free cash flow	$130M - $180M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss fourth quarter and full year fiscal 2024 results on Thursday, May 9, 2024 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BI7654787bc47144b39cb181c1abab0531. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/5cppxurr

The Company has made available on its investor relations website certain supplemental analytical tables that include two years of historical revenue information recast in the updated revenue reporting structure. These supplemental analytical tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/e6895d75-dd6f-4f9f-af30-387bd364b386

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Company’s Operational Excellence Program and portfolio rationalization initiatives; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of inflationary pressures in our global manufacturing and supply chain; and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program and portfolio rationalization initiatives; inflationary pressures, rising interest rates and macroeconomic conditions; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of such transactions; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation and acquisitions. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, divestitures and sale of assets, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment and restructuring and restructuring related costs, net of tax. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income
(Data in thousands, except per share data)

	Three Months Ended			Year Ended
	3/30/2024	4/1/2023	Inc/(Dec) %	3/30/2024	4/1/2023	Inc/(Dec) %
	(unaudited)			(unaudited)
Net revenues	$343,290	$304,416	12.8%	$1,309,055	$1,168,660	12.0%
Cost of goods sold	167,384	148,167	13.0%	617,507	553,563	11.6%
Gross profit	175,906	156,249	12.6%	691,548	615,097	12.4%

Research and development	15,857	15,644	1.4%	54,435	50,131	8.6%
Selling, general and administrative	121,681	97,376	25.0%	431,780	376,675	14.6%
Amortization of acquired intangible assets	10,425	7,974	30.7%	32,031	32,640	(1.9)%
Gains on divestiture and sale of assets	(2,000)	—	n/m	(2,000)	(382)	n/m
Impairment of intangible assets	—	—	n/m	10,419	—	n/m
Operating expenses	145,963	120,994	20.6%	526,665	459,064	14.7%

Operating income	29,943	35,255	(15.1)%	164,883	156,033	5.7%

Interest and other expense, net	(6,529)	(2,629)	148.3%	(13,018)	(14,630)	(11.0)%

Income before taxes	23,414	32,626	(28.2)%	151,865	141,403	7.4%

Provision for income taxes	3,047	3,243	(6.0)%	34,307	26,002	31.9%

Net income	$20,367	$29,383	(30.7)%	$117,558	$115,401	1.9%

Net income per common share assuming dilution	$0.40	$0.57	(29.8)%	$2.29	$2.24	2.2%

Weighted average number of shares:
Basic	50,787	50,447		50,706	50,783
Diluted	51,408	51,221		51,397	51,420

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	51.2%	51.3%	(0.1)%	52.8%	52.6%	0.2%
Research and development	4.6%	5.1%	(0.5)%	4.2%	4.3%	(0.1)%
Selling, general and administrative	35.4%	32.0%	3.4%	33.0%	32.2%	0.8%
Operating income	8.7%	11.6%	(2.9)%	12.6%	13.4%	(0.8)%
Income before taxes	6.8%	10.7%	(3.9)%	11.6%	12.1%	(0.5)%
Net income	5.9%	9.7%	(3.8)%	9.0%	9.9%	(0.9)%

Revenue Analysis by Business Unit
(Data in thousands)

	Three Months Ended
	3/30/2024	4/1/2023	Reported growth	Currency impact	Acquisition(1)	Organic growth
Revenues by business unit	(unaudited)
Plasma(2)	$138,629	$131,188	5.7%	0.1%	—%	5.6%

Apheresis	52,706	48,259	9.2%	(3.6)%	—%	12.8%
Whole Blood	17,520	18,964	(7.6)%	(0.3)%	—%	(7.3)%
Blood Center	70,226	67,223	4.5%	(2.6)%	—%	7.1%

Interventional Technologies(3)	55,116	35,420	55.6%	(0.3)%	27.8%	28.1%
Blood Management Technologies:
Hemostasis Management	42,898	36,117	18.8%	(0.4)%	—%	19.2%
Other(4)	31,178	29,285	6.5%	(0.2)%	—%	6.7%
Hospital	129,192	100,822	28.1%	(0.4)%	9.8%	18.7%

Net business unit revenues	338,047	299,233	13.0%	(0.7)%	3.3%	10.4%
Service	5,243	5,183	1.2%	0.2%	—%	1.0%
Total net revenues	$343,290	$304,416	12.8%	(0.7)%	3.3%	10.2%

	Year Ended
	3/30/2024	4/1/2023	Reported growth	Currency impact	Acquisition(1)	Organic growth
Revenues by business unit	(unaudited)
Plasma(2)	$565,944	$496,923	13.9%	0.1%	—%	13.8%

Apheresis	204,086	200,546	1.8%	(3.1)%	—%	4.9%
Whole Blood	72,058	79,416	(9.3)%	(0.6)%	—%	(8.7)%
Blood Center	276,144	279,962	(1.4)%	(2.4)%	—%	1.0%

Interventional Technologies(3)	174,285	126,717	37.5%	(0.2)%	9.3%	28.4%
Blood Management Technologies:
Hemostasis Management	159,139	138,854	14.6%	(0.6)%	—%	15.2%
Other(4)	111,938	106,160	5.4%	(0.7)%	—%	6.1%
Hospital	445,362	371,731	19.8%	(0.5)%	3.2%	17.1%

Net business unit revenues	1,287,450	1,148,616	12.1%	(0.7)%	1.0%	11.8%
Service	21,605	20,044	7.8%	0.5%	—%	7.3%
Total net revenues	$1,309,055	$1,168,660	12.0%	(0.7)%	1.0%	11.7%
(1) Reflects the impact in Hospital of the Sensor Guided Technologies product line acquired as part of the OpSens Inc. transaction in December 2023.
(2) Plasma had organic revenue growth of 5.4% and 14.0% in North America for the three months and year ended, March 30, 2024, respectively, and 3.8% and 13.5% of organic revenue growth in North America disposables for the three months and year ended March 30, 2024, respectively.

(3) Interventional Technologies includes Vascular Closure and Sensor Guided Technologies product lines within the Hospital business unit.
(4) Other includes the Cell Salvage and Transfusion Management product lines within the Hospital business unit.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	3/30/2024	4/1/2023
	(unaudited)
Assets
Cash and cash equivalents	$178,800	$284,466
Accounts receivable, net	206,562	179,142
Inventories, net	317,202	259,379
Other current assets	66,339	46,735
Total current assets	768,903	769,722
Property, plant & equipment, net	311,362	310,885
Intangible assets, net	406,117	275,771
Goodwill	565,082	466,231
Other assets	144,127	112,216
Total assets	$2,195,591	$1,934,825

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$10,229	$11,784
Other current liabilities	290,154	240,032
Total current liabilities	300,383	251,816
Long-term debt	797,564	754,102
Other long-term liabilities	137,685	110,910
Stockholders' equity	959,959	817,997
Total liabilities & stockholders' equity	$2,195,591	$1,934,825

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	3/30/2024	4/1/2023
	(unaudited)
Cash Flows from Operating Activities:
Net income	$117,558	$115,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,215	93,307
Amortization of fair value inventory step-up	3,347	—
Impairment of assets	10,419	607
Share-based compensation expense	28,332	25,583
Gains on divestiture and sale of assets	(2,000)	(382)
Change in other non-cash operating activities	1,581	13,039
Change in accounts receivable, net	(24,193)	(24,421)
Change in inventories	(60,061)	30,754
Change in other working capital	9,553	19,170
Net cash provided by operating activities	181,751	273,058
Cash Flows from Investing Activities:
Capital expenditures	(66,296)	(110,191)
Proceeds from divestiture and sale of assets	1,500	850
Proceeds from sale of property, plant and equipment	1,810	1,608
Acquisition	(243,852)	(2,850)
Other investments	(15,551)	(33,205)
Net cash used in investing activities	(322,389)	(143,788)
Cash Flows from Financing Activities:
Repayments of debt, net of borrowings	37,750	(9,625)
Debt issuance costs	—	(1,118)
Contingent consideration payments	(849)	(21,593)
Proceeds from employee stock programs	1,329	7,016
Share repurchases	—	(75,000)
Other	(73)	(44)
Net cash provided by (used in) financing activities	38,157	(100,364)
Effect of exchange rates on cash and cash equivalents	(3,185)	(3,936)
Net Change in Cash and Cash Equivalents	(105,666)	24,970
Cash and Cash Equivalents at Beginning of the Period	284,466	259,496
Cash and Cash Equivalents at End of Period	$178,800	$284,466

Free Cash Flow Reconciliation:
Cash provided by operating activities	$181,751	$273,058
Capital expenditures, net of proceeds from sale of property, plant and equipment	(64,486)	(108,583)
Free cash flow after restructuring and restructuring related costs	$117,265	$164,475
Restructuring and restructuring related costs	12,687	32,806
Tax benefit on restructuring and restructuring related costs	(2,731)	(6,879)
Free cash flow before restructuring and restructuring related costs	$127,221	$190,402

Reconciliation of Adjusted Measures for Fourth Quarter of FY24 and FY23
(Data in thousands, except per share data)

Three Months Ended March 30, 2024:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$175,906	$145,963	$29,943	$3,047	$20,367	$0.40
Amortization of acquired intangible assets	—	(10,425)	10,425	2,759	7,666	0.15
Amortization of fair value inventory step-up	3,347	—	3,347	887	2,460	0.05
Integration and transaction costs	31	(3,450)	3,481	1,056	2,425	0.05
Restructuring costs	3,958	(2,088)	6,046	1,419	4,627	0.09
Restructuring related costs	2,129	(816)	2,945	751	2,194	0.05
Digital transformation costs	—	(4,955)	4,955	1,244	3,711	0.07
Write downs of certain in-process intangible assets and PCS2 related charges	112	(4,362)	4,474	1,143	3,331	0.06
MDR and IVDR costs	—	(1,001)	1,001	245	756	0.01
Litigation-related charges	—	14	(14)	17	(31)	—
Gain on divestiture	—	2,000	(2,000)	(510)	(1,490)	(0.03)
Adjusted	$185,483	$120,880	$64,603	$12,058	$46,016	$0.90
Adjusted, as a percentage of net revenues	54.0%	35.2%	18.8%		13.4%

Three Months Ended April 1, 2023:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$156,249	$120,994	$35,255	$3,243	$29,383	$0.57
Amortization of acquired intangible assets	—	(7,974)	7,974	2,780	5,194	0.10
Integration and transaction costs	—	(14)	14	5	9	—
Restructuring costs	11	(481)	492	154	338	0.01
Restructuring related costs	1,830	(882)	2,712	888	1,824	0.04
Digital transformation costs	—	(2,084)	2,084	712	1,372	0.03
Write downs of certain in-process intangible assets and PCS2 related charges	(514)	(167)	(347)	(122)	(225)	—
MDR and IVDR costs	2	(1,677)	1,679	544	1,135	0.02
Litigation-related charges	—	(4,079)	4,079	1,428	2,651	0.05
Discrete tax adjustments	—	—	—	2,447	(2,447)	(0.05)
Adjusted	$157,578	$103,636	$53,942	$12,079	$39,234	$0.77
Adjusted, as a percentage of net revenues	51.8%	34.0%	17.7%		12.9%

Reconciliation of Adjusted Measures for Year-to-Date FY24 and FY23
(Data in thousands, except per share data)

Year Ended March 30, 2024:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$691,548	$526,665	$164,883	$34,307	$117,558	$2.29
Amortization of acquired intangible assets	—	(32,031)	32,031	8,241	23,790	0.46
Amortization of fair value inventory step-up	3,347	—	3,347	887	2,460	0.05
Integration and transaction costs	31	(11,218)	11,249	1,340	9,909	0.19
Restructuring costs	11,287	(2,802)	14,089	3,180	10,909	0.21
Restructuring related costs	5,733	(3,766)	9,499	2,355	7,144	0.14
Digital transformation costs	—	(15,667)	15,667	3,853	11,814	0.23
Write downs of certain in-process intangible assets and PCS2 related charges	331	(4,764)	5,095	1,300	3,795	0.07
MDR and IVDR costs	—	(5,588)	5,588	1,322	4,266	0.08
Litigation-related charges	—	(6,670)	6,670	1,701	4,969	0.10
Impairment of intangible assets	—	(10,419)	10,419	3,376	7,043	0.14
Gain on divestiture	—	2,000	(2,000)	(510)	(1,490)	(0.03)
Discrete tax items	—	—	—	(1,466)	1,466	0.03
Adjusted	$712,277	$435,740	$276,537	$59,886	$203,633	$3.96
Adjusted, as a percentage of net revenues	54.4%	33.3%	21.1%		15.6%

Year Ended April 1, 2023:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$615,097	$459,064	$156,033	$26,002	$115,401	$2.24
Amortization of acquired intangible assets	—	(32,640)	32,640	9,980	22,660	0.44
Integration and transaction costs	—	411	(411)	(129)	(282)	(0.01)
Restructuring costs	(215)	(872)	657	202	455	0.01
Restructuring related costs	7,991	(2,901)	10,892	3,052	7,840	0.16
Digital transformation costs	—	(4,536)	4,536	1,564	2,972	0.06
Write downs of certain in-process intangible assets and PCS2 related charges	(984)	(368)	(616)	(192)	(424)	(0.01)
MDR and IVDR costs	103	(9,751)	9,854	2,766	7,088	0.14
Litigation-related charges	—	(5,230)	5,230	1,768	3,462	0.07
Gain on sale of assets	—	382	(382)	(116)	(266)	(0.01)
Discrete tax adjustments	—	—	—	3,203	(3,203)	(0.06)
Adjusted	$621,992	$403,559	$218,433	$48,100	$155,703	$3.03
Adjusted, as a percentage of net revenues	53.2%	34.5%	18.7%		13.3%